                                                                  EXHIBIT 10.76
M&T Bank
Manufacturers and Traders Trust Company

                                 LIBOR GRID NOTE
                                  (Daily LIBOR)
                                    New York

Buffalo, New York November 23, 2004                              $42,000,000.00

BORROWER:  HOME  PROPERTIES,  L.P., a  partnership  organized  under the laws of
Maryland.  Address of  residence/chief  executive  office:  850 Clinton  Square,
Rochester, NY 14604

BANK:  MANUFACTURERS AND TRADERS TRUST COMPANY,  a New York banking  corporation with its  principal  banking  office at One M&T  Plaza,  Buffalo,  NY 14240.
Attention: Office of General Counsel

1.  DEFINITIONS.  Each capitalized term shall have the meaning  specified herein and the following terms shall have the indicated meanings.

a.   "Authorized      Person"      shall      mean,      each      individually,
     ____________________________ Mention of the Authorized Person's name is for reference  purposes  only  and the Bank  may  rely on a  person's  title to ascertain whether someone is an Authorized Person.

b.   "Base  Rate"  shall mean 0  percentage  points  above the rate of  interest announced  by the Bank  from  time to time as its  prime  rate of  interest
     ("Prime"). If the prior blank is not completed,  the Base Rate shall be one
     (1) percentage point above Prime.

c.   "Base Rate Loan" shall mean a Loan which bears interest at the Base Rate.

d.   "Business  Day"  shall  mean any day of the year  other than a day on which banking  institutions  in New York,  New York are authorized or required by law or other governmental action to close.

e.   "Conversion  Date"  shall  mean the date on which  Borrower's  election  to convert a Base Rate Loan to a LIBOR  Rate  Loan,  or a LIBOR Rate Loan to a
     Base Rate Loan, becomes effective in accordance with this Note.

f.   "Draw Date" shall mean, in relation to Loan, the Business Day on which such
     Loan is made, or to be made, to Borrower pursuant to the Note.

g.   "LIBOR Rate Loan" shall mean a Loan which bears interest at the LIBOR Rate.

h.   "LIBOR"  shall mean the rate  obtained  by  dividing  (i) the  one-day  (or multiple day, as applicable,  in  contemplation of succeeding days in which the London Interbank  Eurodollar  Market is expected to be closed) interest period  London  Interbank  Offered  Rate,  as fixed by the British  Bankers
     Association  for United  States  dollar  deposits  in the London  Interbank
     Eurodollar Market at approximately  11:00 a.m. London,  England time (or as soon thereafter as practicable)  each day (or if such day is a non-Business
     Day, as fixed in the same manner on the immediately preceding Business Day, which day's rate shall  apply to the  immediately  succeeding  non-Business
     Days),  as  determined  by the Bank from any  broker,  quoting  service  or commonly available source, utilized by the Bank, by (ii) a percentage equal to 100%  minus the  stated  maximum  rate of all  reserves  required  to be maintained against "Eurocurrency  Liabilities" as specified in Regulation D
     (or against any other category of liabilities,  which includes  deposits by reference to which the interest  rate on LIBOR Rate Loan(s) is  determined, or any category of  extensions  of credit or other  assets  which  includes loans by a non-United States' office of a bank to United States' residents)
     on such date to any member bank of the Federal Reserve System.

i.   "LIBOR Rate" shall mean 1.25 percentage points above LIBOR.

J.   "Loan" means a loan made to Borrower by the Bank pursuant to this Note.

k.   "Maximum   Principal   Amount"  shall  mean   Forty-Two   Million   Dollars
     ($42,000,000.00).

l.   "Outstanding  Principal Amount" shall mean the actual outstanding principal amount under this Note at any time.

2. PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES

     a. Promise to Pay. For value  received,  and intending to be legally bound,
Borrower  promises  to pay to the  order of the Bank,  on  demand,  the  Maximum
Principal Amount or the Outstanding  Principal Amount, if less; plus interest as set forth below and all fees and costs (including without limitation  attorneys'
fees and disbursements, whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note,  to  negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

     b.  Interest.  Each Loan shall earn interest on the  Outstanding  Principal
Amount  thereof  calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366), as follows:

          i. LIBOR Rate Loans.  Interest  shall  accrue each day on a LIBOR Rate
          Loan,  from and  including the first date the LIBOR Rate Loan was made
          (i.e.,  the Draw Date or the Conversion  Date, as the case may be) to, but not  including,  the date such  LIBOR Rate Loan is paid in full or converted to a Base Rate Loan,  at a rate per annum equal to the LIBOR
          Rate in effect that day.

          ii. Base Rate  Loans.  Interest  shall  accrue each day on a Base Rate
          Loan,  from and  including  the first date the Base Rate Loan was made
          (i.e.,  the Draw Date or the Conversion  Date, as the case may be) to, but not  including,  the day such  Base  Rate  Loan is paid in full or converted  to a LIBOR  Rate Loan,  at the rate per annum  equal to the
          Base Rate in effect  that day.  Any change in the Base Rate  resulting from a change in Prime shall be effective on the date of such change.

     c. Maximum Legal Rate. It is the intent of the Bank and of Borrower that in no event  shall  interest  be  payable at a rate in excess of the  maximum  rate permitted by  applicable  law (the "Maximum  Legal Rate").  Solely to the extent necessary to prevent  interest  under this Note from exceeding the Maximum Legal
Rate,  any amount  that would be treated  as  excessive  under a final  judicial interpretation  of  applicable  law shall be  deemed to have been a mistake  and automatically  canceled,  and,  if  received  by the Bank,  shall be refunded to
Borrower.

     d.  Payments;  Late  Charge;  Default  Rate.  Payments  shall  be  made  in immediately  available  United  States funds at any banking  office of the Bank.
Absent demand for payment in full, interest shall be due and payable monthly, or as otherwise  invoiced by the Bank. If payment is not received  within five days of its due date,  Borrower  shall pay a late charge equal to the greatest of (a)
5% of the  delinquent  amount,  (b) the  Bank's  then  current  late  charge  as announced by the Bank from time to time, or (c) $50.00. In addition, if the Bank has not actually  received any payment  under this Note within thirty days after its due date,  from and  after  such  thirtieth  day the  interest  rate for all amounts outstanding under this Note shall automatically increase to 5 percentage points above the higher of the Base Rate or the LIBOR Rate (the "Default Rate"),
and any judgment  entered  hereon or otherwise  in  connection  with any suit to collect amounts due hereunder shall bear interest at such Default rate. Payments may be applied  in any order in the sole  discretion  of the Bank but,  prior to demand, shall be applied first to past due interest, Expenses, late charges, and principal  payments,  if any,  which are past due, then to current  interest and
Expenses and late charges, and last to remaining principal.

3. LOANS.

     a. General.  Any Loan hereunder  shall either be in the form of a Base Rate
Loan or a LIBOR Rate Loan. The Bank may make any Loan in reliance upon any oral, telephonic,  written,  teletransmittal  or other request (the "Request(s)") that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized  Person.  The Bank may act on the Request
of any Authorized  Person until the Bank shall have received from Borrower,  and had a reasonable  time to act on, written notice  revoking the authority of such
Authorized Person. The Bank shall incur no liability to Borrower or to any other person  as a direct or  indirect  result of  making  any Loan  pursuant  to this paragraph.

     b.  Request for Loans.  In making any Request  for a Loan,  Borrower  shall specify the applicable interest rate (LIBOR Rate or Base Rate), aggregate amount of such Loan and the Draw Date;  provided,  however, if a Request is received by the Bank after 2:00 p.m.  (Eastern Standard Time) on any given day, the earliest possible Draw Date will be the next Business Day; and

     c.  Delivery of Requests.  Delivery of a Request for a LIBOR Rate Loan or a
Base Rate Loan shall be made to the Bank at the following address, or such other address designated by the Bank from time to time.

         Manufacturers and Traders Trust Company
         Attn: Lisa Plescia
         Fax No. (585) 546-5363
         Telephone No. (585) 258-8233

4. CONVERSION ELECTIONS.

     a.  Conversion  Election.  An  Authorized  Person  of  Borrower  may,  upon irrevocable Request to the Bank,

          i.   elect to  convert on any  Business  Day any Base Rate Loan into a
               LIBOR Rate Loan; or

          ii.  elect to convert on any  Business  Day any LIBOR Rate Loan into a
               Base Rate Loan.

     b. Notice of Conversion.

          i.   For an election under Section 4(a)(i) or 4(a)(ii),  an Authorized
               Person must  deliver to the Bank by 2:00 p.n.  (Eastern  Standard
               Time)  on a  Business  Day a Notice  of  Conversion  ("Notice  of
               Conversion"),  specifying the aggregate amount of the Loans to be converted.

          ii.  The  Conversion  Date  shall be the date  the Bank  receives  the
               Notice of Conversion in accordance with the foregoing Section. If a Notice of  Conversion  is  received  after  2:00 p.m.  (Eastern
               Standard  Time),  the Notice of Conversion will be deemed to have been received on the next Business Day.

          iii. The Bank may take action on any Notice of  Conversion in reliance upon any oral, telephonic, written or teletransmitted notice that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized  Person. No
               Notice of Conversion may be delivered by e-mail. The Bank may act on the Notice of Conversion from any Authorized  Person until the
               Bank shall have received from Borrower, and had a reasonable time to  act  on,  written  notice  revoking  the  authority  of  such
               Authorized  Person. The Bank shall incur no liability to Borrower or to any other  person as a direct or indirect  result of acting on any Notice of  Conversion  under this Note.  The Bank,  in its sole  discretion,  may reject any  Notice of  Conversion  that is incomplete.

     c.  Conversion  upon Default.  Unless the Bank shall  otherwise  consent in writing,  if (i) Borrower  has failed to pay when due, in whole or in part,  the indebtedness  under the Note  (whether  by demand or  otherwise),  or (ii) there exists a  condition  or event  which,  with the  passage of time,  the giving of notice or both,  shall  constitute  an event of default  under any of Borrower's agreement with the Bank, if any, Borrower may not elect to have an existing Loan converted  to a LIBOR  Rate Loan or have any new Loan made as a LIBOR Rate Loan.
Further, the Bank, in its sole discretion,  may convert any LIBOR Rate Loan to a
Base Rate Loan.  Notwithstanding the foregoing,  if Borrower  commences,  or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency  or similar laws now or  hereafter in effect in the United  States of
America or any state or  territory  thereof or any foreign  jurisdiction  or any formal or informal proceeding for dissolution,  liquidation or the settlement of claims against or winding up of affairs of Borrower (a "Bankruptcy  Event"), any outstanding LIBOR Rate Loans shall be automatically converted to Base Rate Loans without further action by the Bank and Borrower's rights to have Base Rate Loans converted  under Section  4(a)(i)  shall be  automatically  terminated.  Nothing herein  shall be  construed  to be a waiver by the Bank to have any Loan  accrue interest at the Default  Rate of Interest  (which shall be  calculated  from the higher of the LIBOR Rate or the Base Rate, as described above).

5.  SETOFF.  The Bank shall have the right to set off against the amounts  owing under the Note any property  held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised  immediately at the time the Bank or such affiliate elects to do so.

6. DEMAND, DISCRETIONARY FACILITY.

     a.  Discretionary  Facility.  The Bank may  modify,  restrict,  suspend  or terminate  the credit  under  this Note at any time for any  reason and  without affecting Borrower's then existing obligation under this Note. Any Request for a
Loan  hereunder  shall  be  limited  in  amount,  such  that  the sum of (i) the principal  amount of such Request;  (ii) the Outstanding  Principal Amount under this Note; and (iii) the aggregate  face amounts of (or, if greater,  Borrower's aggregate  reimbursement  obligations to the Bank (or any of its  affiliates) in connection  with)  any  letters  of  credit  issued  by the  Bank (or any of its affiliates)  at the request (or for the benefit of)  Borrower,  pursuant to this
credit;   does  not  exceed  the  Maximum  Principal  Amount  under  this  Note.
Notwithstanding  the above, the Bank shall have the sole and absolute discretion whether to make any Loan (or any  portion of any Loan)  requested  by  Borrower, regardless of any general availability under the Maximum Principal Amount.

     b.  Demand  Facility.  This Note is  payable  on  demand,  and all  amounts hereunder  shall  become  immediately  due and payable  upon demand by the Bank;
provided,  however,  that the Outstanding  Principal Amount of this Note and all accrued and unpaid  interest  shall  automatically  become  immediately  due and payable upon the occurrence of a Bankruptcy Event with regard to Borrower or any guarantor or endorser of this Note. Borrower hereby waives protest,  presentment and notice of any kind in connection with this Note.

7. BANK RECORDS  CONCLUSIVE.  The Bank shall set forth on a schedule attached to this Note or maintained on computer,  the date and original  principal amount of each  Loan  and the  date  and  amount  of each  payment  to be  applied  to the
Outstanding  Principal Amount of this Note. The Outstanding Principal Amount set forth on any such  schedule  shall be  presumptive  evidence of the  Outstanding
Principal  Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making,  any  annotation on any such schedule  shall affect the Borrower's  obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

8. PURPOSE.  Borrower certifies (a) that no Loan will be used to purchase margin stock  except  with the  Bank's  express  prior  written  consent  for each such purchase  and (b) that all Loans shall be used for a business  purpose,  and not for any personal, family or household purpose.

9. AUTHORIZATION.  Borrower,  if a corporation,  partnership,  limited liability company, trust or other entity, represents that it is duly organized and in good standing  or duly  constituted  in the  state  of its  organization  and is duly authorized  to do business in all  jurisdictions  material to the conduct of its business;  that the execution,  delivery and  performance of this Note have been duly authorized by all necessary  regulatory and corporate or partnership action or by its  governing  instrument;  that this Note has been duly  executed  by an authorized  officer,  partner or trustee and  constitutes  a binding  obligation enforceable  against  Borrower and not in  violation of any law,  court order or agreement by which  Borrower is bound;  and that  Borrower's  performance is not threatened by any pending or threatened litigation.

10. INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

     a. Increased Costs. If the Bank shall determine that, due to either (a) the introduction of any change in law (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) or in  the  interpretation  of  any  requirement  of  law  or  (b)  the  compliance requirements  for any  guideline  or  request  from  any  central  bank or other governmental  authority (whether or not having the force of law), there shall be any  increase in the cost to the Bank of agreeing to make or making,  funding or maintaining  any LIBOR Rate Loans,  then Borrower shall be liable for, and shall from time to time,  upon  demand  therefor  by the Bank and pay to the Bank such additional  amounts as are  sufficient to compensate the Bank for such increased costs.

     b. Inability to Determine  Rates.  If the Bank shall determine that for any reason adequate and reasonable  means do not exist for  ascertaining  LIBOR with respect  to a  proposed  LIBOR  Rate  Loan,  the Bank will  give  notice of such determination to Borrower. Thereafter, the Bank may not make or maintain, as the case may be,  LIBOR Rate Loans  hereunder  until the Bank revokes such notice in writing.  Upon receipt of such notice,  any Notice of  Conversion  received from
Borrower shall be deemed withdrawn, and Borrower may revoke any Request Borrower previously  made for a LIBOR Rate  Loan.  If  Borrower  does not revoke any such
Request,  the Bank may make the Loans,  as proposed by  Borrower,  in the amount specified in the applicable Request submitted by Borrower,  but such Loans shall be made or continued as Base Rate Loans instead of LIBOR Rate Loans.

     c. Illegality. If the Bank shall determine that the introduction of any law
(statutory or common),  treaty, rule, regulation,  guideline or determination of an  arbitrator  or of a  governmental  authority  or in  the  interpretation  or administration  thereof, has made it unlawful, or that any central bank or other governmental  authority  has  asserted  that it is unlawful for the Bank to make
LIBOR Rate Loans, then, on notice thereof by the Bank to Borrower,  the Bank may suspend  the  making of LIBOR Rate  Loans  until the Bank  shall  have  notified
Borrower  that the  circumstances  giving  rise to such  determination  shall no longer exist.  If the Bank shall  determine  that it is unlawful to maintain any
LIBOR Rate  Loans,  Borrower  shall  immediately  pay to the Bank the  aggregate principal amount of all LIBOR Rate Loans then outstanding, together with accrued interest and related Expenses. If Borrower is required to pay off any LIBOR Rate
Loan as set forth in this  subsection,  then  concurrently  with  such  payment,
Borrower may borrow from the Bank,  in the amount of such  payment,  a Base Rate
Loan.

11.  MISCELLANEOUS.  This Note,  together  with any  related  loan and  security agreements and guaranties,  contains the entire  agreement  between the Bank and
Borrower with respect to the Note, and supersedes every course of dealing, other conduct,  oral  agreement and  representation  previously  made by the Bank. All rights and remedies of the Bank under  applicable law and this Note or amendment of any  provision  of this Note are  cumulative  and not  exclusive.  No single, partial or delayed  exercise by the Bank of any right or remedy  shall  preclude the  subsequent  exercise  by the Bank at any time of any right or remedy of the
Bank without notice.  No waiver or amendment of any provision of this Note shall be  effective  unless  made  specifically  in writing by the Bank.  No course of dealing or other conduct,  no oral agreement or representation made by the Bank, and no usage of trade,  shall  operate as a waiver of any right or remedy of the
Bank.  No waiver of any right or remedy of the Bank  shall be  effective  unless made  specifically  in writing by the Bank.  Borrower  agrees  that in any legal proceeding,  a copy of this Note kept in the Bank's  course of  business  may be admitted  into  evidence  as an  original.  This  Note is a  binding  obligation enforceable  against  Borrower and its successors and assigns and shall inure to the benefit of the Bank and its  successors  and  assigns.  If a court deems any provision  of this Note  invalid,  the  remainder  of the Note  shall  remain in effect.  Section  headings are for  convenience  only.  Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

12.  NOTICES.  Any  demand  or notice  hereunder  or under  any  applicable  law pertaining  hereto  shall be in writing and duly given if  delivered to Borrower
(at its  address on the Bank's  records)  or to the Bank (at the address on page one and separately to the Bank officer  responsible for Borrower's  relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal  delivery and shall be deemed  effective when delivered,  or (ii) by mail or courier and shall be deemed  effective three
(3) Business  Days after  deposit in an official  depository  maintained  by the
United  States Post Office for the  collection  of mail or one (1)  Business Day after  delivery to a nationally  recognized  overnight  courier  service  (e.g.,
Federal  Express).  Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

13. JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and  severally  liable for all amounts  which become due under this Note and the term "Borrower" shall include each as well as all of them.

14. GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be  deemed  to be made in the  State of New  York.  Except  as provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York  excluding  its  conflict of laws rules.  BORROWER
HEREBY  IRREVOCABLY  CONSENTS  TO THE  EXCLUSIVE  JURISDICTION  OF ANY  STATE OR
FEDERAL  COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL  DISTRICT  WHERE
THE BANK  MAINTAINS A BRANCH,  AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE
OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING
NOTICE OR DEMAND;  PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE
BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY
RIGHTS  AGAINST  BORROWER  INDIVIDUALLY,  AGAINST  ANY  SECURITY  OR AGAINST ANY
PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC
JURISDICTION.  Borrower acknowledges and agrees that the venue provided above is the most  convenient  forum for both the Bank and Borrower.  Borrower waives any objection to venue and any  objection  based on a more  convenient  forum in any action instituted under this Note.

16. WAIVER OF JURY TRIAL.  BORROWER AND THE BANK HEREBY KNOWINGLY,  VOLUNTARILY,
AND  INTENTIONALLY  WAIVE ANY RIGHT TO TRIAL BY JURY  BORROWER  AND THE BANK MAY
HAVE IN ANY ACTION OR PROCEEDING,  IN LAW OR IN EQUITY,  IN CONNECTION WITH THIS
NOTE OR THE TRANSACTIONS  RELATED HERETO.  BORROWER REPRESENTS AND WARRANTS THAT
NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED,  EXPRESSLY OR OTHERWISE,
THAT THE BANK WILL NOT, IN THE EVENT OF  LITIGATION,  SEEK TO ENFORCE  THIS JURY
TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO
THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

___ Amended and Restated Note. The Borrower acknowledges, agrees and understands that this Note is given in  replacement of and in  substitution  for, but not in payment of, a note dated on or about  __________________________ in the original principal amount of $________________ issued by _________________________ to the
Bank (or its  predecessor  in  interest),  as the same may have been  amended or modified  from  time  to  time  ("Prior  Note"),  and  further,  that:  (a)  the obligations  of the Borrower as  evidenced  by the Prior Note shall  continue in full  force and  effect,  as amended  and  restated  by this  Note,  all of such obligations being hereby ratified and confirmed by the Borrower; (b) any and all liens,  pledges,  assignments  and security  interests  securing the  Borrower's obligations  under the Prior Note shall  continue in full force and effect,  are hereby  ratified and confirmed by the Borrower,  and are hereby  acknowledged by the Borrower to secure, among other things, all of the Borrower's obligations to the Bank under this Note,  with the same priority,  operation and effect as that relating  to the  obligations  under  the Prior  Note;  and (c)  nothing  herein
contained  shall  be  construed  to  extinguish,   release,  or  discharge,   or
constitute,  create, or effect a novation of, or an agreement to extinguish, the obligations  of  the  Borrower  with  respect  to  the  indebtedness  originally described  in the  Prior  Note or any of the  liens,  pledges,  assignments  and security interests securing such obligations.

Preauthorized  Transfers from Deposit  Account.  If a deposit  account number is provided in the following  blank  Borrower  hereby  authorizes the Bank to debit available funds in Borrower's deposit account  #__________________ with the Bank automatically for any amount which becomes due under this Note or as directed by an Authorized Person, by telephone.

Acknowledgment.  Borrower  acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver or
Jury Trial, and has been advised by counsel as necessary or appropriate.

TAX ID/SS#  16-1455130                               HOME PROPERTIES, L.P.
                                                     BORROWER

                                                     By: Home Properties, Inc.
                                                     Its:  General Partner
/s/ Nancy J.Elliott
Signature of Witness

Nancy J. Elliott                                     By: /s/ Gerald B. Korn
Typed Name of Witness                                Vice President

                                 ACKNOWLEDGMENT

STATE OF NEW YORK)
COUNTY OF MONROE) ss:

On the 23rd day of November,  in the year 2004,  before me, the  undersigned,  a
Notary  Public  in and for said  State,  personally  appeared  Gerald  B.  Korn, personally  known  to me  on  the  basis  of  satisfactory  evidence  to be  the individual(s)  whose name(s) is (are)  subscribed to the within  instrument  and
acknowledged   tome  that   he/she/they   executed  the  same  in  his/her/their
capacity(ies),  and that by  his/her/their  signature(s) on the instrument,  the individual(s),  or the  person  upon  behalf of which the  individual(s)  acted, executed the instrument.

                                                     /s/ Robin L. Stein
                                                     Notary Public